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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  February 28, 1997



                     CRESCENT REAL ESTATE EQUITIES COMPANY
           (formerly known as Crescent Real Estate Equities, Inc.)

            (Exact name of Registrant as specified in its Charter)


           Texas                        1-13038                          52-1862813
  (State of Organization)        (Commission File Number)    (IRS Employer Identification Number)

777 Main Street, Suite 2100
Fort Worth, Texas                                                                    76102
( Address of Principal Executive                                                   (Zip Code)
Offices)

                                (817) 877-0477
             (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

       TRAMMELL CROW CENTER. On February 28, 1997, Crescent Real Estate Equities Company (collectively with its subsidiaries, "the Company") acquired from unaffiliated entities substantially all of the economic interest in Trammell Crow Center ("TCC"), a 50-story Class A office property. The Company acquired its interest in TCC through the purchase of fee simple title to the property, (subject to a ground lease and a leasehold estate for years regarding the building), and two mortgage notes encumbering the leasehold interests in the land and building. TCC is located in the cultural and financial district of the Central Business District ("CBD") submarket of Dallas, Texas. Construction of the office property was completed in 1984. Situated on approximately 2.2 acres, TCC contains approximately 1,128,000 square feet of net rentable space with a six-level underground parking structure that accommodates approximately 1,154 cars. Management believes that TCC is suitable and adequate for continued use as a Class A office property and is adequately covered by insurance.

       The Company acquired for $162 million the two mortgage notes ("TCC Notes") with outstanding balances totaling $104.6 million and $101.6 million, including principal and accrued but unpaid interest, held by the California Public Employment Retirement System ("PERS") and the Teacher Retirement System of Texas, respectively, as well as PERS' interest as fee title owner, subject to the ground lease and leasehold estate for years held by the borrower. The Company financed the acquisition through a $150 million unsecured, short-term loan with The First National Bank of Boston ("FNBB"). The loan, which is interest only, bears interest at the Eurodollar rate plus 185 basis points and is due at maturity on July 28, 1997. The remaining $12 million was funded through a draw under the Company's unsecured $175 million credit facility from a consortium of banks led by FNBB. Prior to closing, the TCC notes were restructured to waive existing defaults on the notes, to extend the maturity dates from January 2005 to March 2012, and to increase the interest rate from 10% to 14% per annum. In the event that cash flow from the property is insufficient to pay interest at the stated rate, the difference shall be added to the outstanding principal balance and shall bear interest at the stated rate.

       In addition, the ground lease was amended and restated to provide for a 40-year lease term expiring December 2037 with a fixed annual rental of $2.5 million. If revenues of the property are insufficient to pay the rent, the unpaid rent shall accrue and bear interest at a rate of 14% per annum.

       TCC was 80% leased as of December 31, 1996, with a weighted average base rental rate per square foot of $21.58. TCC is leased to approximately 34 tenants, the major tenants having principal businesses in the industry sectors
of accounting and law professional services and oilfield services.   Two
tenants in TCC lease over 10% of the net rentable square footage. As of December 31, 1996, Jones, Day, Reavis and Pogue, a national law firm, leased approximately 173,000 net rentable square feet (approximately 15.4% of the rentable square footage of TCC) pursuant to a lease that expires in November 1999. The current base rental rate per square foot of $28.15 decreases beginning in December 1997 to $27.67, where it remains in effect until November 1999. Although the lease provides for two 10-year renewal options at the then-prevailing market rental rates, the tenant has indicated that it will not exercise its renewal option. As of December 31, 1996, Baker and Botts, LLP, a national law firm, leased approximately 132,000 net rentable square feet (approximately 11.7% of the rentable square footage of TCC) pursuant to a lease that expires in June 2005. The base rental rate per square foot under the lease is $20.00. This lease provides for two 5-year renewal options at 95% of the then-prevailing market rental rates.

       The Dallas CBD submarket consists of 18.3 million square feet of Class A office space, which was approximately 30.6% of Dallas' total Class A office space at December 31, 1996. At December 31, 1996, the Dallas CBD Class A office space was 75% occupied, and the average quoted market rental rate for such space was $18.17 per square foot.



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       The aggregate tax basis of depreciable real property for TCC for federal income tax purposes was approximately $132 million as of December 31, 1996. Depreciation is computed using Modified Accelerated Cost Recovery System ("MACRS") and Accelerated Cost Recovery System straight-line methods over lives which range from 15 to 40 years for federal income tax purposes. Personal property with an aggregate tax basis of approximately $1.4 million is depreciated using the MACRS straight-line method over a period of 5 to 12 years.

       The 1996 realty tax rate for real property was $2.681 per $100 of the $82.4 million assessed value. The total amount of tax at this rate for 1996 was approximately $2.2 million.

       For the year ended December 31, 1996, utility expense was approximately $1.9 million and expenses for repairs, maintenance and contract services were approximately $1.9 million.

       The Company does not plan to renovate TCC, other than expenditures associated with the routine maintenance of the property.

       The following table sets forth TCC's year-end occupancy and average base rent per leased square foot (excluding storage space) for the five years ended December 31, 1996.

          YEAR                 OCCUPANCY              AVERAGE BASE RENT(1)
          ----                 ---------              -----------------
          1992                    76%                      $23.65

          1993                    76                        24.20

          1994                    77                        23.44

          1995                    77                        22.96

          1996                    80                        21.83

(1) Represents annual base rental revenues (excluding scheduled rent increases and free rent that would be taken into account under generally accepted accounting principles) divided by average occupancy in square footage for the year.



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       The following table sets forth a schedule of lease expirations for leases in place as of January 1, 1997, for TCC, for each of the 10 years beginning with January 1, 1997, assuming that none of the tenants exercises renewal options and excluding 222,859 square feet of unleased space.




                                                 PERCENTAGE               PERCENTAGE OF    ANNUAL BASE
                                                  OF LEASED                TOTAL ANNUAL     RENT PER
                   NUMBER OF      NET RENTABLE   NET RENTABLE ANNUAL BASE   BASE RENT    SQUARE FOOT FOR
                  TENANTS WITH  AREA SUBJECT TO  AREA SUBJECT  RENT UNDER  REPRESENTED    NET RENTABLE
  YEAR OF LEASE     EXPIRING    EXPIRING LEASES  TO EXPIRING    EXPIRING   BY EXPIRING         AREA
    EXPIRATION       LEASES      (SQUARE FEET)      LEASES     LEASES(1)      LEASES       EXPIRING(1)
---------------------------------------------------------------------------------------------------------
1997                   10           118,596           13.1%    $2,113,267        10.6%            $17.82
1998                    2            80,252            8.9      1,995,705        10.1              24.87
1999                    8           256,581           28.3      6,662,455        33.6              25.97
2000                    2             4,921            0.5         94,729         0.5              19.25
2001                    1             5,419            0.6              0         0.0               0.00
2002                    2            16,171            1.8        351,940         1.8              21.76
2003                    0                 0            0.0              0         0.0               0.00
2004                    2           116,659           12.9      2,274,720        11.5              19.50
2005                    5           183,601           20.3      3,633,779        18.3              19.79
2006                    1            26,034            2.9        494,646         2.5              19.00
2007 and thereafter:    1            97,238           10.7      2,212,165        11.1              22.75

---------------

(1) Based on base rent payable as of the expiration date of the lease, for net rentable square feet expiring, without giving effect to free rent or scheduled rent increases that would be taken into account under generally accepted accounting principles and excluding (i) operating costs (such as utilities, real estate taxes and/or insurance) payable by the tenants and (ii) expense reimbursements received from the tenants.




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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) FINANCIAL STATEMENTS UNDER RULE 3-14 OF REGULATION S-X

         It is impractical to file audited financial statements for Trammell Crow Center for the year ended December 31, 1996, as prescribed by Rule 3-14 of Regulation S-X, within the time this Current Report is required to be filed. Such financial statements will be filed as soon as practicable, but not more than 60 days after this Current Report is required to be filed.


     (b) PRO FORMA FINANCIAL INFORMATION

         It is impractical to provide the pro forma financial statements for the Company as prescribed by Article 11 of Regulation S-X within the time this Current Report is required to be filed. Such pro forma financial statements will be filed as soon as practicable, but not more than 60 days after this Current Report is required to be filed.




     (c) EXHIBITS

         None




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                                   SIGNATURE



        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 17, 1997             CRESCENT REAL ESTATE EQUITIES COMPANY


                                   By:         /s/ Dallas. E Lucas
                                           ------------------------------------
                                           Dallas E. Lucas
                                           Senior Vice President and
                                            Chief Financial Officer




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